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                                                                    EXHIBIT 4.42

           AMENDMENT NO. 4 AND CONSENT TO LOAN AND SECURITY AGREEMENT
           ----------------------------------------------------------


                                                             As of July 10, 2000



Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

         Congress Financial Corporation ("Lender"), Waxman Consumer Products Group Inc., a Delaware corporation ("Waxman Group"), Medal of Pennsylvania, Inc., a Delaware corporation formerly known as WOC Inc. ("Medal"), Western American Manufacturing, Inc., a Delaware corporation ("WAMI"), WAMI Sales, Inc., a Delaware corporation ("WAMI Sales", and together with Waxman Group, Medal and WAMI, each individually, a "Borrower" and collectively, "Borrowers"), Waxman Industries, Inc., a Delaware corporation ("Waxman Industries"), Waxman USA Inc., a Delaware corporation ("Waxman USA") and TWI, International, Inc., a Delaware corporation ("TWI", and together with Waxman Industries and Waxman USA, each individually, a "Guarantor" and collectively, "Guarantors") have entered into certain financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of June 17, 1999, by and among Lender, Borrowers and Guarantors (as amended by Amendment No. 1 to Loan and Security Agreement dated as of December 8, 1999, as amended by Amendment No. 2 to Loan and Security Agreement dated as of March 29, 2000, as amended by Amendment No. 3 and Waiver to Loan and Security Agreement dated as of May 1, 2000, as amended hereby and as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

         Borrowers and Guarantors have requested that Lender consent to the transfer, assignment and contribution by TWI to Waxman USA of all of TWI's right, title and interest in and to all of the issued and outstanding shares of capital stock of WAMI Sales (the "WAMI Sales Contribution"). Lender is willing to consent to the WAMI Sales Contribution, subject to the terms and conditions contained herein.




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         In consideration of the foregoing, and the agreements and covenants contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

         1.   DEFINITIONS.

         1.1 ADDITIONAL DEFINITIONS. As used herein, the term "Amendment No. 1 to Pledge Agreement" shall mean Amendment No. 1 to Pledge and Security Agreement, dated as of the date hereof, by Waxman USA in favor of Lender, and the term "TWI Pledge Agreement" shall mean the Pledge and Security Agreement, dated as of June 17, 1999, made by TWI in favor of Lender.

         1.2 AMENDMENTS TO DEFINITIONS. (a) Section 1 of the Loan Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

                  "1.7A 'Borrowing Base' shall mean, as to each Borrower, an amount equal to (a) eighty-five (85%) percent of the Net Amount of Eligible Accounts of such Borrower, PLUS (b) sixty (60%) percent of the Value of Eligible Inventory of such Borrower, PLUS (c) solely with respect to the Borrowing Base of Waxman USA, the Pledged Share Availability, MINUS (d) any Availability Reserves."

                  "1.46A 'Loan Limit' shall mean, as to each Borrower, the
              amount equal to the Maximum Credit less the then outstanding amount of Loans and Letter of Credit Accommodations to the other Borrowers."

                  "1.73A 'Unused Availability' shall mean, as to any Borrower, the amount calculated at any time, equal to: (a) the lesser of (i) the amount of the Loans available to such Borrower as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts and the Value of Eligible Inventory of such Borrower and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and
              (ii) the Loan Limit of such Borrower, MINUS (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations of such Borrower (other than the Obligations arising pursuant to the guarantee by such Borrower of the Obligations of the other Borrowers), plus (ii) the aggregate amount of all trade payables of such Borrower which are more than sixty (60) days past due as of such time and other obligations of such Borrower which are past due longer than is consistent with the current practices of such Borrower as of the date hereof plus (iii) the amount of checks issued by such Borrower to pay trade payables and other obligations which are more than sixty (60) days past due, but not yet sent (without duplication of amounts included in clause
              (b)(ii) of this definition)."

              (b) The definition of "Maximum Credit" in Section 1.48 of the Loan Agreement is hereby amended by deleting "July 31, 2000" and replacing it with "November 30, 2000".

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         1.3 AMENDMENT TO SECTION 2.1(a). Section 2.1(a) of the Loan Agreement
is hereby amended by deleting such Section in its entirety and replacing it with the following:

              "(a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Loans to any Borrower from time to time in amounts requested by such Borrower or on its behalf by Waxman Industries up to the amount equal to the lesser of (i) the Loan Limit of such Borrower and (ii) the Borrowing Base of such Borrower."

         1.4 AMENDMENT TO SECTION 2.1(c). Section 2.1(c) of the Loan Agreement is hereby amended by:

              (a) inserting after "$1,500,000" the phrase "and (iv) the aggregate outstanding amount of the Loans and Letter of Credit Accommodations that are based on Eligible Inventory of all Borrowers at any time shall not exceed $10,000,000"; and

              (b) inserting ", any Loan Limit" after "the lending formulas."

         1.5 AMENDMENT TO SECTION 2.1(d). Section 2.1(d) of the Loan Agreement is hereby amended by deleting "Sections 2.1(a)(ii) hereof" and replacing it with "Section 2.1(c)(iv) hereof".

         1.6 AMENDMENT TO SECTION 2.2(c). Section 2.2(c) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

              "(c) No Letter of Credit Accommodations for the account of any Borrower shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Loans available to such Borrower (subject to the Loan Limit, the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) forty (40%) percent multiplied by the Value of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts that Lender reasonably estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the applicable amount set forth in
         Section 2.2(c)(i) or Section 2.2(c)(ii)."


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         1.7 AMENDMENT TO SECTION 9.10(f). Section 9.10(f) of the Loan Agreement
is hereby amended by:

              (i) deleting "and" at the end of clause (ii) thereof and replacing it with a comma; and

              (ii) adding the following immediately before the semicolon at the end of such Section: ", (iv) as of the date of each such loan and after giving effect thereto, the Borrower making such loan shall be solvent,
         (v) as of the date of each such loan and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and (vi) as of the date of each such loan and after giving effect thereto, the Unused Availability of the Borrower making such loan shall not be less than $250,000 in the case of Waxman Group, $100,000 in the case of WOC and $100,000 in the case of WAMI Sales; PROVIDED, that notwithstanding anything to the contrary contained in this Agreement, WAMI shall not make any loans pursuant to this Section 9.10(f)."

         1.8 INTERPRETATION. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

         2. CONSENTS. Notwithstanding anything to the contrary contained in
Section 9.7(b) or 9.12(a) of the Loan Agreement or in the TWI Pledge Agreement, subject to the terms and conditions contained herein, the Lender hereby consents to the WAMI Sales Contribution; PROVIDED that the lien and security interest of Lender shall continue in all of the issued and outstanding shares of capital stock of WAMI Sales and all proceeds thereof.

         3. AMENDMENT FEE. In addition to all other fees, charges, interests and expenses payable by Borrowers to Lender under the Loan Agreement and the other Financing Agreements, Borrowers shall jointly and severally pay to Lender a fee for entering into this Amendment and the transactions referred to herein in the amount of $5,000, which amount is fully earned and payable as of the date hereof and may be charged directly to any Borrower's loan account(s) maintained by Lender.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower and each Guarantor, jointly and severally, individually and collectively, represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making or providing of any Loans or Letter of Credit Accommodations by Lender to Borrowers:


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         4.1 This Amendment has been duly authorized, executed and delivered by
Borrowers and Guarantors, and the agreements and obligations of Borrowers and Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their respective terms.

         4.2 Amendment No. 1 to Pledge Agreement has been duly authorized, executed and delivered by Waxman USA, and the agreements and obligations of Waxman USA contained in the Pledge and Security Agreement, dated as of June 17, 1999, by Waxman USA in favor of Lender as amended by Amendment No. 1 to Pledge Agreement constitute legal, valid and binding obligations of Waxman USA enforceable against Waxman USA in accordance with their respective terms.

         4.3 Neither the execution and delivery of this Amendment or Amendment No. 1 to Pledge Agreement, or any other agreements, documents or instruments in connection herewith, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof are in contravention of any law or regulation or any order or decree of any court or governmental instrumentality applicable to Borrowers or Guarantors or any of their respective Subsidiaries in any respect, or conflicts with or result in the breach of, or constitutes a default in any respect under any mortgage, deed of trust, security agreement, agreement or instrument (including, but not limited to, the Senior Note Indenture and the Senior Deferred Coupon Note Indenture) to which any Borrower is a party or may be bound, or violates any provision of the Certificates of Incorporation or By-Laws of Borrowers or Guarantors.

         4.4 No Event of Default or act, condition or event which with notice or passage or time or both would constitute an Event of Default, exists or has occurred and is continuing, except for the Event of Default under Section 10.1(i) of the Loan Agreement arising solely as a result of the failure by Waxman Industries to make a $5,915,808.75 interest payment under the Senior Deferred Coupon Note Indenture that was due on June 1, 2000 (the "Existing Default").

         4.5 After giving effect to the WAMI Sales Contribution, Waxman USA will be the legal and beneficial owner of 100 shares of common stock of WAMI Sales, which will represent all of the issued and outstanding shares of WAMI Sales.

         4.6 After giving effect to the WAMI Sales Contribution, Lender will have a first priority, perfected lien on and security interest in all of the issued and outstanding shares of capital stock of WAMI Sales.

         5. CONDITIONS PRECEDENT. The amendments and consent set forth herein shall be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

         5.1 the receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrowers and Guarantors;


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         5.2 the receipt by Lender of an original of Amendment No. 1 to Pledge
Agreement, duly authorized, executed and delivered by Waxman USA;

         5.3 the receipt by Lender of original stock certificates representing ownership by Waxman USA of 100 shares of Capital Stock of WAMI Sales, together with stock powers with respect to such stock certificates executed in blank by Waxman USA in respect thereof;

         5.4 the receipt by Lender of such reports as to the Collateral and the lending formulas of each Borrower as Lender shall reasonably request, which shall be in form and substance satisfactory to Lender;

         5.5 all requisite corporate action and proceedings in connection with this Amendment shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities; and

         5.6 no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default, except for the Existing Default.

         6.   GENERAL.

         6.1 EFFECT OF THIS AMENDMENT. Except as modified and consented pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment and the Financing Agreements, the terms of this Amendment shall control.

         6.2 FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

         6.3 GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

         6.4 BINDING EFFECT. This Amendment is binding upon and shall inure to the benefit of Lender, Borrowers, Guarantors and their respective successors and assigns. Any acknowledgment or consent contained herein shall not be construed to constitute a consent any other or further action by Borrowers or Guarantors or to entitle Borrowers or Guarantors to any other consent. The Loan Agreement and this Amendment shall be read and construed as one agreement. This Amendment shall be deemed to be one of the Financing Agreements.

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         6.5 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

                                         Very truly yours,


                                         WESTERN AMERICAN  MANUFACTURING,
                                           INC.


                                         By:   /s/ Mark Wester
                                            ----------------------------------
                                         Title:   Secretary and Treasurer


                                         WAXMAN CONSUMER PRODUCTS
                                          GROUP, INC.

                                         By:   /s/ Mark Wester
                                            ----------------------------------
                                         Title:   Treasurer


                                         WAXMAN USA INC.

                                         By:   /s/ Mark Wester
                                            ----------------------------------
                                         Title: Vice President-Finance



                                         MEDAL OF PENNSYLVANIA, INC.,
                                         formerly known as WOC Inc.

                                         By:   /s/ Mark Wester
                                            ----------------------------------
                                         Title: Vice President-Finance



                                         WAMI SALES, INC.

                                         By:   /s/ Mark Wester
                                            ----------------------------------
                                         Title:   Secretary and Treasurer




                       [SIGNATURES CONTINUE ON NEXT PAGE]



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                                      [SIGNATURES CONTINUED FROM PRIOR PAGE]


                                         WAXMAN INDUSTRIES, INC.

                                         By:   /s/ Mark Wester
                                            ----------------------------------
                                         Title: Vice President-Finance



                                         TWI, INTERNATIONAL, INC.

                                         By:   /s/ Mark Wester
                                            ----------------------------------
                                         Title:   Secretary and Treasurer




ACCEPTED AND AGREED:

CONGRESS FINANCIAL CORPORATION

By:   Josephine Norris
   --------------------------
Title:   First VP

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